    As filed with the Securities and Exchange Commission on December 15, 2000
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                              CYTEC INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                   22-3268660
(State or other jurisdiction of           I.R.S. Employer Identification No.)
incorporation or organization)


                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
                                 (973) 357-3100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                         -------------------------------

                             Edward F. Jackman, Esq.
                  Vice President, General Counsel and Secretary
                              Cytec Industries Inc.
                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
                                 (973) 357-3100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         -------------------------------

                                    Copy to:
                              John T. Gaffney, Esq.
                             Cravath, Swaine & Moore
                                 Worldwide Plaza
                                825 Eighth Avenue
                          New York, New York 10019-7475
                         -------------------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only debt securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than debt securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
If this Form is filed to register additional debt securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[X]
                         -------------------------------


                                      CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                     Proposed
                                                                     Maximum         Proposed Maximum
       Title of Each Class of         Amount to be Registered(1)   Offering Price         Aggregate            Amount of
     Securities to be Registered                                    Per Unit(2)       Offering Price(3)    Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Debt Securities                             $400,000,000               100%            $400,000,000           $105,600
============================================================================================================================

(1) If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $400,000,000 less the dollar amount of any debt securities previously issued hereunder.
(2) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the debt securities registered hereunder.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, if any.

                        -------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these debt securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these debt securities and it is not soliciting an offer to buy these debt securities in any state where the offer or sale is not permitted.

PROSPECTUS

                  SUBJECT TO COMPLETION DATED DECEMBER 15, 2000

                              CYTEC INDUSTRIES INC.

                                  $400,000,000
                                 DEBT SECURITIES

         We may offer these debt securities in one or more offerings having an aggregate public offering price of up to $400,000,000. When we decide to sell a particular series of debt securities, we will prepare a prospectus supplement describing those debt securities and our plan of distribution. You should read this prospectus and any prospectus supplement carefully.

         Our common stock is traded on the New York Stock Exchange under the symbol "CYT".

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         -------------------------------


                The date of this prospectus is December [ ], 2000

                                TABLE OF CONTENTS

                                   Prospectus

About this Prospectus ...................................................................3
Where You Can Find More Information .....................................................3
Disclosure Regarding Forward Looking Statements..........................................5
Cytec Industries.........................................................................5
Use of Proceeds .........................................................................6
Ratio of Earnings to Fixed Charges ......................................................6
Description of Debt Securities ..........................................................6
Plan of Distribution ...................................................................15
Legal Matters ..........................................................................16
Experts ................................................................................16



                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

         You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference therein. We have not authorized anyone to provide you with different information. We are offering to sell debt securities and making offers to buy debt securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the debt securities.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE DEBT SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES. SPECIFICALLY, THE UNDERWRITERS OR AGENTS SPECIFIED IN THE RELEVANT PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR AND PURCHASE THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS AND "PLAN OF DISTRIBUTION" IN ANY PROSPECTUS SUPPLEMENT.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these debt securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the debt securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

         In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the following locations of the
SEC:

         Public Reference Room                 New York Regional Office                Chicago Regional Office
        450 Fifth Street, N.W.                   7 World Trade Center                      Citicorp Center
               Room 1024                              Suite 1300                       500 West Madison Street
        Washington, D.C. 20549                 New York, New York 10048                       Suite 1400
                                                                                       Chicago, Illinois 60661

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

          o    Our Annual Report on Form 10-K for the year ended December 31,
               1999

          o    Our Proxy Statement on Schedule 14A that was filed on March 29,
               2000

          o Our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2000, June 30, 2000 and March 31, 2000

         We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the debt securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

         You can also obtain these documents from us without charge by visiting our web site (http://www.cytec.com) or requesting them in writing or by telephone at the following address:

                              Cytec Industries Inc.
                               Investor Relations
                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
                            Telephone (973) 357-3100

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements include, among others, statements concerning our company's outlook for 2000 and beyond, the accretiveness of acquisitions, the financial effects of divestitures, pricing trends, the effects of changes in foreign exchange rates and forces within the industry, the completion dates of and expenditures for capital projects, expected sales growth, cost reduction strategies and their results, long-term goals of our company and other statements of expectation, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.

         All predictions as to future results contain a measure of uncertainty and accordingly, actual results could differ materially. Among the factors that could cause a difference are: changes in global and regional economies; changes in demand for our products or in the costs and availability of our raw materials; the actions of competitors; exchange rate fluctuations; the financial condition of joint venture partners; the success of our customers' demands for price decreases; technological change; changes in employee relations, including possible strikes; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials transportation; environmental matters; the results of and recoverability of investments in associated companies and other unforeseen circumstances.

         In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking information contained in this prospectus will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.

                                CYTEC INDUSTRIES

         Unless indicated otherwise, the terms "our company," "we," "our" and "us" refer collectively to Cytec Industries Inc. and its subsidiaries. With respect to periods ending on or before December 17, 1993, which was the effective date of the transfer of substantially all the assets and liabilities of the chemicals business of American Cyanamid Company to us, the terms refer to the chemicals business of Cyanamid. Cyanamid was acquired by American Home Products Corporation in November 1994.

         We are a global specialty chemicals and materials company which focuses on value-added products. We serve major markets for water and wastewater treatment, mineral processing, automotive and industrial coatings, plastics, adhesives, aerospace adhesives and composites, and chemical intermediates.

         We develop, manufacture and market products in four general segments: water and industrial process chemicals, performance products, specialty materials and building block chemicals. Water and industrial process chemicals include water treating, mining and phosphine chemicals. Performance products include specialty resins, surfactants and specialty monomers and polymer additives. The specialty materials segment includes aerospace adhesives and advanced composites. Building block chemicals include acrylonitrile, hydrocyanic acid, acrylamide, melamine and sulfuric acid. We have manufacturing facilities in nine countries and sell our products worldwide.

         We were incorporated under the laws of Delaware in 1993. Our executive offices are located at Five Garret Mountain Plaza, West Paterson, New Jersey 07424, telephone number (973) 357-3100. Our web site is located at www.cytec.com. The contents of our web site are not a part of this prospectus.

                                 USE OF PROCEEDS

         Unless otherwise stated in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges for our company for the periods indicated. For purposes of calculating the amount of earnings to fixed charges, earnings consist of earnings from continuing operations before income tax (benefit) expense plus dividends paid to us from associated companies plus fixed charges less capitalized interest net of amortization. Fixed charges consist of interest on indebtedness plus amortized premiums, discounts and deferred financing costs plus the portion of rentals representative of an interest factor.


                                                                 Year Ended December 31,
                                     Nine Months Ended           -----------------------
                                     September 30, 2000    1999    1998    1997    1996    1995
                                     ------------------    ----    ----    ----    ----    ----
Ratio of earnings to fixed
charges............................         6.6            6.1     6.9     11.9    19.4    32.0


                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

         The debt securities will be general obligations of our company. The debt securities will be issued under an indenture (the "indenture") dated as of March 15, 1998, between us and PNC Bank, National Association, as trustee (the "trustee"). In November 1998, The Chase Manhattan Bank acquired substantially all of the assets of the corporate trust business of PNC Bank, National Association (including the duties and rights of PNC Bank, National Association, under the indenture), and accordingly, The Chase Manhattan Bank is now the trustee under the indenture and also the registrar and paying agent. Subject to certain limitations imposed by the Trust Indenture Act of 1939, the trustee, under the indenture, in its individual or any other capacity, may become the owner or pledgee of our company's securities and may otherwise deal with and collect obligations owed to it by our company and may otherwide deal with our company with the same rights it would have if it were not the trustee.

         The following is a summary of the most important provisions of the indenture. A copy of the form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Section references below are to the applicable section in the indenture. The following discussion of certain provisions of the indenture is a summary only and does not purport to be a complete description of the terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

Ranking; Issuance in Series

         The debt securities will rank equally and ratably with all of our other unsecured and unsubordinated obligations. The indenture does not limit the total amount of debt securities that we may issue under it, and we may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, neither the indenture nor the debt securities limit the amount of other secured or unsecured debt that we may incur or issue.

         We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

          o    the title of the debt securities of the series;

          o any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

          o the date or dates on which the principal and any premium of the debt securities of the series is payable;

          o the rate or rates, which may be fixed or variable, at which the debt securities of the series bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which such interest accrues, the interest payment dates on which any interest is payable or the method by which such dates will be determined, our right, if any, to defer or extend an interest payment date, and the record dates for the determination of holders to whom interest is payable and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          o the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

          o our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

          o if other than in U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on, the debt securities of the series is payable, and the manner of determining an equivalent amount of U.S. dollars;

          o any additions, modifications or deletions in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holder of any debt securities of the series to declare the principal, any premium or any interest on such debt securities immediately due and payable;

          o any trustee, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities of the series;

          o any terms of any guarantee of the payment of principal, any premium and any interest, with respect to the debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

          o any other terms of the debt securities of the series not inconsistent with the provisions of the indenture.

Tax Considerations

         Important Federal income tax consequences and special considerations applicable to any series of debt securities will be described in the prospectus supplement.

Denominations, Registration, Payment and Transfer

         In the absence of any other specification in the form of debt security for any series, the debt securities of each series shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

         Debt securities of any series may be exchanged for debt securities of the same series in other authorized denominations, in an equal aggregate principal amount. Debt securities may also be presented for registration or transfer, and the transferee or transferees will receive new debt securities of the same series in authorized denominations in an equal aggregate principal amount. Debt securities to be exchanged or transferred must be presented at the office of the registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities. Debt securities presented for exchange or registration of transfer must be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in a form satisfactory to us and the trustee and duly executed by, the holder of these debt securities or his attorney who has been duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer. We will not assess a service charge.

         We will appoint the trustee as registrar and paying agent under the indenture. We may at any time designate additional transfer agents or paying agents with respect to any series of debt securities or from time to time change those designations or approve a change in their locations.

         We are not required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days preceding the first mailing of notice of redemption for those series to be redeemed, or (b) any debt securities selected, called or being called for redemption except for the portion of any debt security to be redeemed in part, which is not redeemed.

         The payment of principal of, and any premium and any interest on, debt securities will be made at the office of the trustee for those debt securities in the City of New York or at the office of a paying agent or paying agents that we may designate from time to time. At our option, however, we may pay any interest by check mailed to the address of the person entitled to it as that address appears in the register for those debt securities. The payment of any interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on any record date for that interest, except in the case of defaulted interest.

Global Debt Securities

         Unless otherwise specified in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series (a "global security"). Global securities will be registered with, or in the name of, the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

         Special Investor Considerations for Global Securities. Our obligations
         -----------------------------------------------------
with respect to the debt securities, as well as the obligations of the trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if that recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

         You should be aware that when debt securities are issued in the form of global securities and for so long as the depositary, or its nominee, is the registered owner or holder of such global securities:

          o such depositary or nominee will be considered the sole owner or holder of the debt securities;

          o    you cannot have debt securities registered in your own name;

          o you cannot receive physical certificates for your interest in the debt securities;

          o you will not be considered holders of debt securities under the indenture;

          o you must look to your bank or brokerage firm for payments on the debt securities and protection of your legal rights relating to the debt securities;

          o you may not be able to sell interests in the debt securities to some insurance companies or other institutions that are required by law to hold the physical certificates of debt securities that they own;

          o the depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security. Neither we nor the trustee have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security, and neither we nor the trustee supervise the depositary in any way; and

          o the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

          Situations When the Global Security Will Be Terminated. If the
          ------------------------------------------------------
depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we shall appoint a successor depositary. If we do not appoint a successor depositary within 90 days, we will issue individual debt securities for such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, decide to terminate a global security. (Section 2.18) In such an event, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities.

Certain Definitions

          Certain terms defined in Section 1.01 of the indenture are summarized below.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the date of determination, the lesser of (i) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) or (ii) the present value of the total obligations of the lessee for rental payments from the date of determination until the first possible termination date of the lease included in such Sale/Leaseback Transaction, plus the present value of any termination payment then due. For purposes of this definition, (x) the present value of the total obligations of the lessee for rental payments and for any termination payment shall be discounted at a rate of 100 basis points above the yield to maturity (as of the date of determination) on 10-year United States Treasury securities and (y) rental payments shall not include (A) amounts due for maintenance, repairs, utilities, insurance, taxes, assessments and similar charges or (B) contingent rent, such as that based on sales.

         "Consolidated Net Tangible Assets" means total assets (net of applicable reserves) as determined in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, less (i) total current liabilities, except for (A) notes and loans payable, (B) current maturities of Long-Term Debt and (C) current maturities of obligations under capital leases, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as reflected in our most recent consolidated balance sheet preceding the date of a determination.

         "Debt" means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

         "Long-Term Debt" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created.

         "Principal Property" means any manufacturing plant or facility (together with the land upon which it is erected and fixtures comprising a part thereof) located in the United States of America (excluding territories and possessions) now owned or hereafter acquired by us or any Restricted Subsidiary the net book value of which, as of the date of determination, exceeds 1.5% of Consolidated Net Tangible Assets, except any such plant or facility which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)5, 142(a)6, 142(a)10 or 144(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereof, or which in the opinion of the board of directors of our company is not of material importance to the total business conducted by our company and its subsidiaries as a whole. The net book value of any manufacturing plant or facility shall mean the gross cost of the assets of such plant or facility less the accumulated depreciation with respect to such assets, calculated in accordance with GAAP and in the case of composite depreciation allocated in accordance with our accounting policies.

         "Restricted Subsidiary" means (i) any Subsidiary which has substantially all of its assets located in the United States of America (excluding territories and possessions) and which owns a Principal Property and
(ii) any Subsidiary which owns stock or indebtedness of a Restricted Subsidiary; provided, however, that the term "Restricted Subsidiary" shall not mean any Subsidiary (x) engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company or (y) which conducts substantially all of its business outside of the United States of America (excluding its territories or possessions) or the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States of America (excluding territories and possessions).

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby our company or a Subsidiary transfers such property to a person and our company or a Subsidiary leases it from such person.

         "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) our company, (ii) our company and one or more Subsidiaries or (iii) one or more Subsidiaries.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the Unites States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

Certain Covenants

         Our principal covenants under the indenture relate to limitations on liens, restrictions on stock dispositions and maintenance of corporate existence. The following summarizes these covenants.

         Limitation on Liens. The indenture provides that, so long as any debt
         -------------------
securities issued under the indenture are outstanding, we shall not, and shall not permit any of our Restricted Subsidiaries to, incur, issue, assume or guarantee any Debt secured by a mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien ("Liens") on any Principal Property of our company or of any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without effectively providing that the debt securities, together with any other Debt of our company or such

Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities, shall be secured equally and ratably with, or prior to, such secured Debt so long as such secured Debt is so secured. This restriction will not apply to Debt convertible into shares of capital stock of a Restricted Subsidiary (to the extent that such Debt is secured by such capital stock) or Debt secured by:

          (a) Liens on property or shares of stock of a business existing as of the date of the indenture;

          (b)  Liens securing only the debt securities;

          (c) Liens on the property or stock of a person which are existing at the time (A) such property becomes a Principal Property or (B) such person becomes a Restricted Subsidiary, is merged into or consolidated with our company or any Subsidiary, or another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary) and which Liens were not incurred in anticipation of such transaction and were outstanding prior to such transaction;

          (d)  Liens in favor of our company or any Restricted Subsidiary;

          (e) Liens in favor of any government body to secure progress, advance or other payments under any contract or provision of any statute;

          (f) Liens on property or stock existing at the time of acquisition thereof (including acquisition through merger or consolidation);

          (g) Liens on property or stock to secure the payment of all or any part of the purchase price or construction cost of such property or stock, or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property or shares of stock, the completion of any such construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost of such property or stock; provided that such Liens shall be limited to all or a part of such property or stock (plus improvements on property);

          (h) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien referred to in clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same property or stock that secured the Lien that was extended, renewed or replaced (plus improvements on such property); and

          (i) Liens securing Debt, the aggregate principal amount of which, when added to (A) the aggregate amount of all Attributable Debt of our company and its Restricted Subsidiaries in respect to Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under the covenant described under "Limitation on Sale/Leaseback Transactions" below but for the second paragraph thereof and (B) the aggregate outstanding principal amount of all other Debt of the Restricted Subsidiary which Debt would not otherwise be permitted under this covenant but for this clause (i), does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.03)

          Limitation on Sale and Leaseback Transactions. Neither we nor any
          ---------------------------------------------
Restricted Subsidiary will enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:

          (a)  the lease has a term of three years or less;

          (b) the lease is between our company and a Restricted Subsidiary or between Restricted Subsidiaries;

          (c) our company or a Restricted Subsidiary under any of clauses (a) through (h) under the heading "Limitation on Liens" could create a Lien on the property to secure Debt at least equal to the amount of Attributable Debt for the lease; or

          (d) within 180 days of the effective date of the lease, our company or a Restricted Subsidiary retires Long-Term Debt of our company (other than debt that is subordinate to the debt securities) or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. (Section 4.04)

          Notwithstanding the previous paragraph, our company or any Restricted Subsidiary may enter into any Sale/Leaseback Transaction (which would otherwise be subject to the foregoing restrictions) if the sum of the following amounts does not exceed 10% of Consolidated Net Tangible Assets:

          o the amount of the Attributable Debt of our company and its Restricted Subsidiaries in respect of such Sale/Leaseback Transaction;

          o the aggregate outstanding principal amount of all Debt of our company and its Restricted Subsidiaries which would not otherwise be permitted under the covenant under "Limitation on Liens" but for clause (i) of that section; and

          o the aggregate amount of all other Attributable Debt in respect of Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under this covenant but for this paragraph.

          Limitations on Consolidation, Merger, Sale or Conveyance. Under the
          --------------------------------------------------------
indenture, so long as debt securities are outstanding, we will not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our assets with or to any person, unless:

          o the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and expressly assumes through a supplemental indenture, delivered to the trustee, in a form that satisfies the trustee, all of our obligations under the indenture and the debt securities;

          o immediately after giving effect to that transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing; and

          o we deliver to the trustee an officers' certificate and an opinion of counsel that each states that such consolidation, merger or sale of assets and such supplemental indenture comply with the indenture. (Section 5.01)

Events of Default

         Any one of the following events will constitute an event of default with regard to any series of debt securities under the indenture:

          (a) default continued for 30 days in payment of any installment of interest on any of the debt securities of that series when due and payable;

          (b) default in payment of all or any part of the principal on any of the debt securities of that series when due and payable either at maturity, upon any redemption, by declaration or otherwise;

          (c) default in the payment of any sinking fund installment as and when the same becomes due and payable by the terms of the debt securities of that series;

          (d) default in the performance, or breach, of any of our covenants or warranties in respect of the debt securities of that series and continuance of that default or breach for a period of 60 days after written notice as provided in the indenture;

          (e) the voluntary or involuntary bankruptcy, insolvency, or reorganization under any applicable law of our company or any Restricted Subsidiary; or

          (f) the occurrence of any other event of default provided with respect to securities of such series. (Section 6.01)

          However, a default under clause (d) will not constitute an event of default with respect to debt securities under such a series until the trustee or holders of at least 25% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice. Any event of default with respect to one series of debt securities is not necessarily an event of default for another series.

          If an event of default (other than specified in clause (e)) with respect to debt securities of any series occurs and is continuing, the principal amount of all outstanding debt securities of that particular series may be declared due and payable immediately by either the trustee or the holders of at least 25% in principal amount of all outstanding debt securities under the indenture. (Section 6.02) If an event of default specified in clause (e) with respect to debt securities of any series occurs and is continuing, the principal amount on all debt securities of such series shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities of such series. (Section 6.02) If debt securities of any series are original issue discount debt securities, then only the amount of the principal of those debt securities then outstanding as may be specified in the terms of that series and any accrued interest on that specified principal amount may be accelerated.

          The holders of a majority in the principal amount of debt securities may waive all defaults and annul and rescind a declaration of maturity of some or all of the debt securities if all payments other than the accelerated amounts have been made and all events of default have been cured, waived or otherwise remedied as provided in the indenture. Any such waiver, annulment and rescission must occur before a judgment or decree for amounts due has been obtained or entered. However, the consent of each security holder affected is required in order to waive a default in the payment of the principal of or interest on any debt securities or any covenant or provision of the indenture which specifically requires the consent of the holder of each debt security affected.

          The indenture requires us to file with the trustee annually a written statement as to any defaults in the performance or fulfillment of any of our covenants, agreements or conditions contained in the indenture. (Section 4.07) The indenture provides that if the trustee considers it in the interests of the holders of the debt securities of any series, the trustee may withhold notice to the holders of debt securities of that series of any default other than a default in the payment of principal of, or interest on, the debt securities of that series. (Section 7.05)

          Except for the trustee's duty during an event of default to act with the required standard of care, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. (Section 7.01) Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

          No holder of debt securities of any series will have any right by virtue of the indenture to institute any legal action or proceeding with respect to the indenture, unless

          o that holder has previously given to the trustee written notice of a continuing default;

          o the holders of not less than 25% in principal amount of the debt securities of that series then outstanding have made written request on the trustee to institute such action or proceeding and have offered to the trustee any reasonable indemnity that the trustee may require relating to their request;

          o the trustee fails to institute the requested proceeding within 60 days; and

          o no direction inconsistent with such written request has been given to the trustee by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 6.06)

          These limitations do not apply to a suit for enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 6.07)

Defeasance and Covenant Defeasance

          The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect, subject to certain conditions, to be discharged from our obligations with respect to the debt securities of that series, subject to limited exceptions ("legal defeasance") and/or to be released from our obligations with respect to any series of debt securities under the covenants in the indenture ("covenant defeasance").

          To make either of these elections, we must irrevocably deposit in trust with the trustee money or U.S. Government Obligations or a combination of the two sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the outstanding debt securities of that series on the maturity of that principal or interest. We must also comply with certain other conditions set forth in the indenture, including delivering to the trustee a certificate stating that we have received from, or there has been published by, the Internal Revenue Service a ruling confirming that the defeasance will not cause the holders of the debt securities to recognize income gain or loss for Federal income tax purposes, and that as a result of the defeasance, the debt security holder will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Sections 8.01, 8.02)

Modification and Waiver

         The indenture provides that we and the trustee may modify or amend the indenture with the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of all series affected by the proposed additions or changes. However the consent of the holder of each debt security is required, among other things, in order to:

          o reduce the amount of debt securities of such series whose holders must consent to an amendment or to a waiver of any default hereunder and its consequences as provided herein;

          o reduce the rate or extend the time for payment of interest on any debt security of such series;

          o reduce the principal of any debt security of such series or extend the stated maturity of any debt security of such series;

          o reduce the premium payable upon the redemption of any debt security of such series or change the time at which any debt security of such series may or shall be redeemed in accordance with the indenture;

          o impair the right to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security of such series after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

          o make any debt security of such series payable in money other than that stated in such debt security. (Section 9.02)

          In addition, without the consent of the holders of any of the debt securities issued under the indenture, we and the trustee may modify the indenture to, among other things, cure any ambiguity or to correct or supplement any defective or inconsistent provision or to make other provisions in regard to matters or questions arising under the indenture as we may deem necessary or desirable and which do not adversely affect the interests of the holders of the debt securities. (Section 9.01)

                              PLAN OF DISTRIBUTION

          We may sell the debt securities to one or more underwriters for a public offering by them. We may also sell debt securities to investors directly or through agents or dealers. The prospectus supplement will include the names of any underwriters, agents or dealers to be used in the distribution.

          The debt securities may be offered and sold at a fixed price or prices, which may be changed from time to time. They may also be offered and sold from time to time at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. We may also, from time to time, authorize underwriters acting as our agents to offer and sell the debt securities. A prospectus supplement will include the terms of these arrangements. If debt securities are sold through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The prospectus supplement will include the names of the specific managing underwriter or underwriters and other underwriters, and the amount of debt securities to be underwritten by those underwriters. The prospectus supplement will also have the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers. The underwriters will use this prospectus and the prospectus supplement to sell the debt securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent.

          In connection with the sale of debt securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.

          The prospectus supplement will set forth any underwriting compensation paid by us to underwriters or agents in connection with the offering of debt securities, as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

          If we use a dealer in the sale of the debt securities, we will sell the debt securities to the dealer, as principal. The dealer may then resell these debt securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements.

         We may offer and sell the debt securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.

         The debt securities may or may not be listed on a national securities exchange or a foreign securities exchange. The debt securities may not have an established trading market. No assurances can be given that there will be a market for any of the debt securities.

         Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

                                  LEGAL MATTERS

         The legality of the securities will be passed upon for us by Edward F. Jackman, Vice President, General Counsel and Secretary of our company, and for the underwriters, dealers or agents, if any by Cravath, Swaine & Moore, New York, New York. Mr. Jackman beneficially owns, or has right to acquire under employee benefit plans, an aggregate of less than 1% of our common stock. Cravath, Swaine & Moore has from time to time acted as counsel for our company, and may do so in the future.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules of Cytec Industries Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.


 SEC Registration Fee....................................          $105,600
 Trustee Fees and Expenses...............................            10,000
 Printing, Engraving and Mailing Expenses................            20,000
 Accounting Fees and Expenses............................            30,000
 Legal Fees and Expenses.................................             5,000
 Rating Agency Fees and Expenses.........................           250,000
 Miscellaneous...........................................            29,400
                                                                     ------
 Total...................................................          $450,000
                                                                    =======


Item 15.   Indemnification of Officers and Directors.

         The By-laws of our company provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers and employees against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their status as directors, officers or employees.

         Sections 145(a) and 145(b) of the Delaware General Corporation Law ("DGCL") permit a corporation to indemnify any director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement or incurred by him in connection with any proceeding arising out of his status as director, officer, employee or agent if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. To the extent that such a person has been successful in defense of any such action or claim, Section 145(c) provides that he shall be indemnified against expenses incurred by him in connection therewith.

         As permitted by Section 102(b)(7) of the DGCL, Article Ninth of our Certificate of Incorporation limits the personal liability of our directors to our company or its shareholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to our company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.          Exhibits and Financial Statement Schedules.

 (a)     Exhibits

         1.1   Form of Underwriting Agreement.*
         4.1 Trust Indenture dated as of March 15, 1998, between the registrant and The Chase Manhattan Bank, as Trustee.+
         4.2 First Supplemental Indenture, dated as of May 11, 1998, between the registrant and The Chase Manhattan Bank, as Trustee.+
         4.3   Form of debt security (contained in Exhibit 4.1).+
         5.1   Opinion of Edward F. Jackman, Esq.**
         12.1  Computation of Ratio of Earnings to Fixed Charges**

      23.1     Consent of KPMG LLP **
      23.2     Consent of Edward F. Jackman, Esq. (contained in Exhibit 5.1).**
      24.1     Power of Attorney (included on signature page).**
      25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Trust Indenture incorporated by reference as Exhibit 4.1 to this registration statement.**

----------------
* To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K. ** Filed herewith
+ Previously filed as an exhibit to Registration Statement No. 333-3808 and incorporated by reference into this document

Item 17.        Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)       The undersigned registrant hereby undertakes that:

                (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Paterson, New Jersey on December 15, 2000.

                                  CYTEC INDUSTRIES INC.


                                  By: /s/ D. Lilley
                                      --------------------------------------
                                      D. Lilley
                                      President and Chief Executive Officer

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints D. Lilley, J. P. Cronin and E. F. Jackman, severally, his true and lawful attorney, each with power to act without the other and full power of substitution, to execute, deliver and file, for and on his behalf, and in his name and in his capacity as director, a registration statement on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, with respect to the issuance of debentures, notes and other debt obligations in a principal amount up to $400,000,000 (or the equivalent in a foreign denomination currency), of Cytec Industries Inc., hereby granting to such attorneys and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in his capacity as director, hereby ratifying and confirming all acts and things which such attorney or attorneys may do or cause to be done by virtue of this power of attorney.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                  Title                                 Date
                 ---------                                  -----                                 ----
by:
     /s/ D. Lilley                              Chairman of the Board, Chief             December 15, 2000
-----------------------------                      Executive Officer and
         D. Lilley                                         President
                                                   (principal executive officer)


by:
     /s/ J. P. Cronin                           Executive Vice President and             December 15, 2000
-----------------------------                     Chief Financial Officer
         J. P. Cronin                               (principal financial and
                                                      accounting officer)



by:                                                       Director                       December 15, 2000
     /s/ J. E. Akitt
-----------------------------
         J. E. Akitt



by:
                                                          Director                       December 15, 2000
-----------------------------
         F. W. Armstrong



                 Signature                                  Title                              Date
                 ---------                                  -----                              ----
by:
     /s/ C. A. Davis                                      Director                       December 15, 2000
------------------------------------
         C. A. Davis


by:
     /s/ D. D. Fry                                        Director                       December 15, 2000
------------------------------------
         D. D. Fry



by:                                                       Director                       December 15, 2000
     /s/ L. L. Hoynes, Jr.
------------------------------------
         L. L. Hoynes, Jr.



by:                                                       Director                       December 15, 2000
     /s/ W. P. Powell
------------------------------------
         W. P. Powell



by:                                                       Director                       December 15, 2000
     /s/ J. R. Satrum
------------------------------------
         J. R. Satrum


                                 Exhibit Index

Exhibits
1.1    Form of Underwriting Agreement.*
4.1 Trust Indenture dated as of March 15, 1998, between the registrant and The Chase Manhattan Bank, as Trustee.+
4.2 First Supplemental Indenture, dated as of May 11, 1998, between the registrant and The Chase Manhattan Bank, as Trustee.+
4.3    Form of debt security (contained in Exhibit 4.1).+
5.1    Opinion of Edward F. Jackman, Esq.**
12.1   Computation of Ratio of Earnings to Fixed Charges.**
23.1   Consent of KPMG LLP.**
23.2   Consent of Edward F. Jackman, Esq. (contained in Exhibit 5.1).**
24.1   Power of Attorney (included on signature page).**
25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Trust Indenture incorporated by reference as Exhibit
       4.1 to this registration statement.**

----------------
* To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K. ** Filed herewith
+ Previously filed as an exhibit to Registration Statement No. 333-3808 and incorporated by reference into this document